NEWS RELEASE

February 2, 2018
Harte Hanks reduces executive and director compensation
SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced significant changes to its executive and board compensation for 2018.  Responding to market trends and best practices, and with a view to broader alignment with stockholders and reducing costs, the company has made the following changes:

•	CEO Compensation: Base salary for Karen Puckett, CEO, will be reduced by 35% for 2018, and she will not be eligible for a cash annual incentive plan payment for 2018.

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Change in Control Severance Agreements: The company’s CEO and several other executives have agreed to modify their agreements which provide benefits in defined change in control circumstances to reduce the multiple applied to calculate potential severance payments, and all executives agreed to amendments that reduce the potential acceleration of performance-based equity awards.

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Board Compensation: The Board made a number of changes to non-employee director compensation, most significantly by eliminating meeting fees. Each director’s cash annual retainer was reduced to $40,000 (from $45,000), and each committee chair retainer was reduced by $2,500.  To reinforce alignment with stockholders, the Board increased annual equity awards to $70,000 (from $60,000), and directors have elected to take a significant portion of their retainer compensation in the form of stock. In addition, most directors waived all compensation for board service for the last four months of 2017.

Commenting on the changes, Scott Key, chairman of the company’s Compensation Committee, said, “Together with previously announced executive team reductions and compensation actions, these changes are expected to reduce the Company’s target 2018 cash executive compensation by over a third compared to 2017, and are also targeted to reduce Board compensation by at least a quarter while increasing the proportion of equity compensation. These changes demonstrate the Board’s and executive team’s commitment to the future of the company and alignment with shareholders.”

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks’ 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Media Contacts:
Scott Hamilton
303-214-5563
scott.hamilton@hartehanks.com

Harte Hanks Cautionary Note Regarding Forward-Looking Statements:
Our press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

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